Exhibit 10.6

EXHIBIT I

METBANK HOLDING CORP.

1999 STOCK OPTION PLAN

1.            Purpose. The Purpose of this 1999 Stock Option Plan (“Plan”) of MetBank Holding Corp., a New York corporation, is to encourage certain officers, employees directors and consultants of the Company (as hereinafter defined) to acquire and hold stock in the Company as an added incentive to remain with the Company, to increase their efforts in promoting the interests of the Company and to enable the Company to attract and retain persons of competence.

2.            Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

“Company” shall mean MetBank Holding Corp., Metropolitan National Bank (the “Bank”), and any other present or future Subsidiary of MetBank Holding Corp.

“Employee” shall mean any employee of the Company and shall include any salaried officer and any salaried person who is also a director provided, however, that a director who is not a salaried employee shall not be entitled to receive or hold an ISO under the Plan. Whether military government or public service shall constitute termination of employment for purposes of this Plan or any Option granted hereunder shall be determined in each case by the Committee or the Board, as applicable.

“Employment” shall mean employment by the Company.

“Offer” shall mean any tender offer or exchange offer for Shares, other than one made by the Company, provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

“Optionee” shall mean a person to whom an award is granted under the Plan.

“Restricted Shares” shall mean Shares that are made subject to restrictions on the transferability thereof until the recipient has remained in the employ of the Company or a Subsidiary for a specified period of time.

“Shares” as used herein, shall mean shares of the common stock, $.01 par value, MetBank Holding Corp.

“Subsidiary” shall mean Metropolitan National Bank and any other corporation in an unbroken chain of corporations beginning with and including MetBank Holding Corp., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.            Stock Options. Awards under the Plan shall be granted in the form of stock options (“Option” or “Options”), which may either qualify for treatment as Incentive Stock Options (“ISOs”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, (the “IRC”) or not so qualify (“Non-Qualifying Stock Options” or “NQSOs”).

The maximum number of Shares which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to Section 9, exceed 200,000 (Two Hundred Thousand) Shares, which may be either authorized and unissued Shares or treasury shares. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease to give effect to the adjustment provisions of Section 9 hereof and to give effect to any amendment adopted pursuant to Section 11. Notwithstanding the above limitation, any Shares subject to an Option which terminates, is canceled or expires for any reason without being either exercised in full may again be subjected to an Option under the Plan, unless the Plan shall have been terminated.

4.            Eligibility. ISO awards shall be granted only to officers (including those who are also directors) and other employees who, at the time of the grant of the award (a) are employees of the Company and (b) shall be selected by the Committee (as hereinafter defined) or the Board (as hereinafter defined), as applicable. NQSO awards shall be granted only to officers, employees, directors and consultants of the Company who, at the time of grant of the award (a) serve in one or more of such capacities with the Company and (b) shall be selected by the Committee or the Board, as applicable.

Optionees are eligible to receive more than one Option grant during the life of the Plan and such Option may be in addition to or in substitution for, an Option or Options previously granted under the Plan, under another stock option plan of the Company or under a plan of another corporation assumed by the Company. No Options shall be granted under the Plan after June 22, 2009.

Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Company and the Optionee which shall contain such provisions, terms and conditions, including, without limitation, the term during which the Option is exercisable and whether it is exercisable in installments or otherwise which need not be uniform for all Options, as the Committee or the Board, as applicable, shall determine to be appropriate and within the contemplation of the Plan.

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5.            Administration of the Plan. In its sole and absolute discretion, the Board of Directors of MetBank Holding Corp. (“Board”) may appoint a committee (“Committee”) to administer the Plan. In lieu of the Committee, the Board may administer the Plan directly.

If a Committee is appointed, the Committee shall consist of not less than two persons, none of whom shall be employees of the Company or its Subsidiaries are or who shall have been for at least one year prior to such appointment eligible to participate in the Plan or any other stock plan of the Company or its Subsidiaries. If a Committee is appointed, vacancies in the Committee shall be filled by the Board. If appointed, the Committee may act by a majority of its members either at a meeting, by written consent, or conference telephone meeting. The Board may at any time remove one of more members of the Committee and substitute others, and a majority of disinterested members of the Board shall at all times have the right to exercise any and all rights and powers of the Committee.

Subject to the express provisions of the Plan, the Committee or the Board, as applicable, shall have the authority, exercisable in its discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it hereunder or necessary or advisable in the administration of the Plan including, without limiting the generality of the foregoing, to grant Options; to determine the purchase price of the Shares covered by each Option, the persons to whom, and the time or times at which Options shall be granted and the number of Shares to be covered by each Option; to interpret the Plan; to determine, in the case of employees, whether Options shall be ISO or NQSOs; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with awards hereunder; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option.

6.            Option Price. The purchase price of the Shares covered by each Option shall be established by the Committee or the Board, as applicable, but in no event shall be less than 50% of the Fair Market Value of the Shares on the date the Option is granted. The term “Fair Market Value” shall mean (i) if the Shares are listed on a national securities exchange or the NASDAQ system, the mean between the highest and lowest sales prices for the Shares on such date, ‘or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (ii) if the Shares are not listed on a national securities exchange or the NASDAQ system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (iii) if the Shares are not publicly traded, the value as determined by the Committee or the Board, as applicable. In the case of an ISO, in no event shall the purchase price of the Shares covered by the ISO be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. If an ISO is granted to an employee who owns, directly or through attribution, more than 10 percent of the total voting power of all classes of stock of the Company (an “Insider ISO”), the purchase price of the Shares shall not be less than 110% of the Fair Market Value of the Shares on the date the ISO is granted. The Option price may be subject to adjustment in accordance with the provisions of Section 9 hereof. The date on which the Committee or the Board, as applicable, adopts a resolution expressly granting an Option shall be considered the date on which such Option is granted.

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7.            Period of Option and Certain Limitations on Right to Exercise.

(a)          Options shall be exercisable over the Option period as, and at the times and installments the Committee or the Board, as applicable, determines. The Option period shall be determined by the Committee or the Board, as applicable, but shall not exceed ten years from the date of the grant of such option (except as provided in (e) below). The Option period of an Insider ISO shall not exceed five years from the date of the grant of such Option. The Committee or the Board, as applicable, shall have the right to accelerate the date that any installment of an Option becomes exercisable.

(b)          Except as provided in (d) and (e) below, however, an ISO may not be exercised unless the Optionee is then employed by the: Company and shall have been continuously so employed since the date of the grant of the Option. Absence on leave approved by the Committee or the Board, as applicable, shall not be considered a termination of employment for any purpose of the Plan. The Committee or the Board, as applicable, may, if it or counsel for the Company shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee (or the purchaser acting under (c) or (e) below) represent in writing to the Company at the time of the exercise of such Option that it is the Optionee’s then intention to acquire the Shares as to which the Option is then being exercised for investment and not with a view to the distribution thereof.

(c)          Options granted under the Plan to an Optionee shall not be transferable otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or by the laws of descent and distribution shall not be effective unless the Committee or the Board, as applicable, shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

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(d)          Unless earlier terminated in accordance with their terms, all Options of an Optionee shall terminate ninety days after any of the following and may be exercised within such ninety (90) day period only if and to the extent that the Optionee was entitled to exercise such Option at the date of termination, except that the number of shares may be adjusted in accordance with the provisions of Section 9 hereof:

(i)          voluntary termination of employment by the Optionee, with or without Company consent, or

(ii)         termination of the Optionee’s employment by the Company other than for cause, or

(iii)        termination of the Optionee’s employment because of disability, retirement, or because the employing Subsidiary has ceased to be a Subsidiary and the Optionee did not, prior thereto or contemporaneously therewith, become an Employee of the Company or of another Subsidiary, or

(iv)        termination of the Optionee as a director or consultant of the Company (other than for cause), unless Optionee remains thereafter an Employee;

provided that, except as otherwise set forth in a written Option Agreement with a particular Optionee, if the Employment of an Optionee (or service as a director and consultant) shall be terminated for cause (which shall be determined by the Committee or the Board, as applicable), all of such Optionee’s Options shall terminate as of the date of such termination for cause; and further provided that the Committee or the Board, as applicable, shall have authority to provide, in the grant of an Option to a director or consultant, that the Option does not terminate on the termination of such Optionee’s service with the Company.

(e)          If an Optionee dies while employed by the Company or in the service of the Company as a director or consultant, or within ninety days after the date on which the Optionee ceased to be an Employee, director or consultant of the Company (other than by reason of termination for cause), the Option theretofore granted to the Optionee shall be exercisable by the Optionee’s estate, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, but only within a period of twelve calendar months next succeeding such death and then only if and to the extent that the Optionee was entitled to exercise such Option at the date of death, except that the number of shares may be adjusted in accordance with the provisions of Section 9 hereof.

(f)          An ISO granted under the Plan to remain qualified as such, shall be subject to all other limitations on exercise imposed by the IRC to qualify for treatment as an ISO.

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8.            Payment of Option Price and Cancellation of Options. An Option granted under the Plan shall be exercised by giving written notice of such exercise to the Secretary of MetBank Holding Corp. The Option price for the Shares with respect to which any Option is exercised shall be paid in full at the time of exercise.

The Option price shall be paid in cash or, with the approval of the Committee or the Board, as applicable, (which may be withheld by the Committee or the Board, as applicable in its sole discretion), Shares having a fair market value, as determined by the Committee or the Board, as applicable, at least equal to the option price or a combination of cash and Shares, and, with the approval of the Committee or the Board, as applicable (which may be withheld in its sole discretion), may be effected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee or the Board, as applicable, in its discretion, separately with respect to each exercise of Options and each Optionee, provided that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Option may not be exercised for a fractional Share. No Optionee nor legal representatives, legatees or distributees thereof, will be, or will be deemed to be, a holder of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or the Optionee’s representative, legatee or distributee under the Plan.

9.            Effect of Change in Shares. If there is any change in the Shares of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of Shares, or otherwise, the number of Shares available for Options and the number of Shares thereof covered by outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued Shares by the Board provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

If there is a proposed dissolution or liquidation of the Company, an Offer, a proposed sale of substantially all of the assets of the Company, any merger or consolidation of the Company with or into another corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off (an “Event”), the Committee or the Board, as applicable, may provide that the holder of each Option then exercisable shall have the right to exercise such Option, at its then aggregate exercise price, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon the Event by a holder of the number of Shares for which such Option might have been exercised immediately prior to such Event; or the Committee may provide, in the alternative, that each Option shall terminate as of a date to be fixed by the Committee or the Board, as applicable; provided, however, that no less than thirty days written notice of the date so fixed shall be given to each holder of Options, and each holder of Options shall have the right, during the thirty days preceding such termination, to exercise the Options as to all or any part of the Shares covered thereby, including Shares as to which such Options would not otherwise be exercisable; and further provided, that in lieu of such thirty day exercise period, the holders of such Options shall receive, upon the consummation of such Event, payment in the same type or types of consideration as the shareholders of the Company shall receive in such Event, but only to the extent, if any, such consideration per share is in excess of the exercise price per share of the Options of such holder, including Shares as to which such Options would not otherwise be exercisable. By way of example, if each Common Shareholder were to receive $ 1.00 in cash in a merger of the Company, and the exercise price of an Option were 25¢ per share, the holder of such Option would receive 75¢ in cash on the consummation of the merger. If the exercise price of an Option were $ 1.75, the holder would not receive any payment. In both cases, the Options would be canceled on the consummation of Event or other date fixed by the Committee or the Board, as applicable.

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The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, if there is any consolidation or merger of any corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change {including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), the Committee or the Board, as applicable, may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares for which such Option might have been exercised.

10.          Substitute Awards. If an employee of a corporation, other than the Company, holds a stock option granted by such employee’s employer-corporation (meaning thereby the corporation which actually employs the employee and any corporation which directly or indirectly controls the employee’s actual employer), and the employee becomes an eligible employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company and the employee’s employer- corporation (a “Reorganization”), then the Committee or the Board, as applicable, may select such employee as an Optionee and direct the granting to the employee of Options in substitution for the stock options held by the employee. The Committee or the Board, as applicable, shall determine the terms and conditions of the substitute awards which may vary from the terms and conditions required by the Plan. At the time of any substitute award, the Committee or the Board, as applicable, shall determine the number of Shares to be taken into account and the exercise price per Share consistent with the provisions hereof.

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11.          Amendment and Discontinuance of the Plan. The Board may at any time amend, modify, suspend or terminate the Plan, but except in accordance with the provisions of Section 9, no change shall be made which will have a material adverse effect upon-any Option previously granted unless the consent of the Optionee is obtained; provided, however, that, except in the case of adjustments made pursuant to Section 9, the Board may not, without further approval of the shareholders, (a) increase the maximum number of Shares for which Options may be granted under the Plan, or (b) change the class of persons eligible to receive Options.

12.          Approval by Shareholders. The Plan shall become effective upon approval by the shareholders of MetBank Holding Corp. within one year following its adoption by the Board.

13.          Use of Proceeds. The proceeds from the sale of Shares pursuant to Options shall constitute general funds of the Company and may be used for its corporate purposes as the Board may determine.

14.          Agreement by Optionee Regarding Withholding Taxes. If the Committee or the Board, as applicable, shall so require, as a condition of exercise, each Optionee shall agree, that:

(i)          no later than the date of exercise of any Option, the Optionee will pay to the Company or make arrangements satisfactory to the Committee or the Board, as applicable, regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options; and

(ii)         to the extent permitted or required by law, the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options.

15.          Restricted Shares. In its discretion the Committee or the Board, as applicable, may issue Shares subject to certain restrictions upon exercise of Options pursuant to Section 8.

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(a)          All Restricted Shares shall be subject to (i) such restrictions on the transferability and encumbrance thereof until the recipient has remained an Employee for the period of time specified by the Committee or the Board, as applicable, (ii) such provisions relating to the forfeiture of and right of the Company to reacquire the Shares if the recipient’s Employment terminates within such period of time, (iii) such provisions relating to the lapse of such restrictions, and (iv) such other terms and conditions, as may be determined by the Committee or the Board, as applicable, and are set forth in the Option Agreement. All stock certificates for such Shares shall bear a legend that the Shares represented thereby are subject to such restrictions, provisions, terms and conditions. If the Committee or the Board, as applicable, so determines, the stock certificates representing Restricted Shares shall be deposited by the recipient with a third party designated by the Committee or the Board,, as applicable, until the restrictions thereon have lapsed.

(b)          The ownership of Restricted Shares shall not affect the rights of the recipient as a stockholder of the Company including the right to receive dividends on and to vote such Restricted Shares except that any Shares issued as a stock dividend on or in a stock split-up of the Restricted Shares or any other securities issued in exchange for the Restricted Shares shall be subject to the same restrictions, provisions, terms and conditions that are applicable to the Restricted Shares.

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